UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒          Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Torrey International Strategy Partners, LLC
Torrey U.S. Strategy Partners, LLC
(Name of Registrant as Specified in Its Charter)

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TORREY INTERNATIONAL STRATEGY PARTNERS, LLC
TORREY U.S. STRATEGY PARTNERS, LLC
505 PARK AVENUE, 5TH FLOOR
NEW YORK, NEW YORK 10022

NOTICE OF MEETING OF MEMBERS To be held on July 31, 2009

Notice is hereby given to the members (the "Members") holding units (the "Units") of Torrey International Strategy Partners, LLC and Torrey U.S. Strategy Partners, LLC (each, a "Fund" and collectively, the "Funds") that a meeting of Members of the Funds (the "Meeting") will be held at the office of the Funds, 505 Park Avenue, 5th Floor, New York New York 10022, on Friday, July 31, 2009, at 11:00 a.m. Eastern Standard Time.

The Meeting is being held for the following purposes:

1.	To approve the liquidation and dissolution of the Funds pursuant to a Plan of Liquidation and Dissolution.

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Managers (the "Board") of the Funds, including the independent managers of the Board, unanimously recommends that you vote "FOR" the proposal to liquidate and dissolve the Funds.

The Board has fixed the close of business on June 15, 2009 as the record date for the determination of Members of each Fund entitled to notice of, and to vote at, the Meeting.  We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions via telephone so you will be represented at the Meeting.

If you have any questions after considering the enclosed materials, please call James O'Connor at (866) 644-7800.

By order of the Board of Managers

/s/ James A. Torrey
James A. Torrey
Chief Executive Officer

New York, NY

July 1, 2009

It is important that your Units be represented at the Meeting in person or by proxy.  Whether or not you plan to attend the Meeting, please vote by telephone or mail.  If voting by mail, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope.  If you attend the Meeting and wish to vote in person, you will be able to do so and your vote at the Meeting will revoke any proxy you may have submitted. Merely attending the Meeting, however, will not revoke any previously submitted proxy.  Your vote is extremely important.  No matter how many or how few Units you own, please send in your proxy card (or vote by telephone pursuant to the instructions included on the proxy card) today.

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TORREY INTERNATIONAL STRATEGY PARTNERS, LLC TORREY U.S. STRATEGY PARTNERS, LLC
PROXY STATEMENT

FOR MEETING OF MEMBERS TO BE HELD ON July 31, 2009

This proxy statement ("Proxy Statement") will give you the information you need to vote on the matters listed on the accompanying Notice of Meeting of Members, to be held on July 31, 2009 ("Notice of Meeting").  Much of the information in this Proxy Statement is required under the rules of the U.S. Securities and Exchange Commission ("SEC"); some of it is technical.  If there is anything you don't understand, please contact James O'Connor at our toll-free number, (866) 644-7800.

This Proxy Statement is furnished to the members (the "Members") holding units of (the "Units") Torrey International Strategy Partners, LLC and Torrey U.S. Strategy Partners, LLC (each, a "Fund and collectively, the "Funds") in connection with the solicitation by the Board of Managers of the Funds (the "Board") of proxies to be voted at a joint meeting of Members of the Funds to be held on Friday, July 31, 2009, and any adjournment or postponement thereof (the "Meeting").  The Meeting will be held at the Funds' principal office at 505 Park Avenue, 5th Floor, New York, New York 10022, telephone number (866) 644-7800, on July 31, 2009, at 11:00 a.m. Eastern Standard Time.

The Meeting is scheduled as a joint meeting of the Members of the Funds because the Members of all the Funds are to consider and vote on the liquidation plan.  Members of each Fund will vote separately on the liquidation plan and on any other matter that may properly come before the Meeting.  An unfavorable vote by the Members of one Fund will not affect the vote on the liquidation plan for the other Fund or any other matter by the Members of the other Fund.  The Board has fixed the close of business on June 15, 2009 as the record date (the "Record Date") for the determination of Members entitled to notice of, and to vote at, the Meeting.  Members as of the close of business on the Record Date are sometimes referred to herein as "Record Date Members."  This Proxy Statement and the enclosed proxy card are first being sent to Record Date Members on or about July 1, 2009.

Although we recommend that you read the complete Proxy Statement, we have provided for your convenience a brief overview of the proposal to be voted on at the Meeting.

Important Notice Regarding Availability of Proxy Materials for the Meeting To Be Held on Friday, July 31, 2009.  The Proxy Statement is available on the Internet at www.thetorreyfunds.com.

•	Why is the Meeting being held?

The Meeting is being held to obtain Member approval of a proposal (the "Proposal") to liquidate and dissolve each Fund pursuant to the Plan of Liquidation and Dissolution (the "Liquidation Plan").

At a meeting held on May 22, 2009, the Board unanimously approved the liquidation and dissolution of each Fund pursuant to the Liquidation Plan and directed that the matter be submitted to Record Date Members of the applicable Fund for their approval.  The Funds' respective Amended and Restated Limited Liability Company Agreements (the "LLC Agreements") require that the liquidation and dissolution of the Funds be approved by each Fund's (i) Board and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members of the particular Fund.

•	What are the consequences to Members if the liquidation is approved?

The Liquidation Plan will become effective as soon as practicable following approval of the Liquidation Plan by Record Date Members on such date as may be designated by the Board (the "Effective Date").  Record Date Members of each Fund as of the close of business on the Effective Date are sometimes referred to herein as "Effective Date Members."  After the Effective Date, each Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs.  Each Fund's assets will be liquidated and the net proceeds, after discharging of or making reasonable provision for the payment of all liabilities and expenses of the Funds, will be distributed to the Effective Date Members of the applicable Fund in one or more liquidating distributions.  Effective Date Members will receive such distributions in cash or in kind.  The timetable for complete liquidation of each Fund will depend on the Fund's ability to withdraw completely from its underlying funds.  Although the Funds do not anticipate that material amounts will be withheld by underlying managers, there can be no assurance that the Funds will be able to effect the complete liquidation of their portfolios by any particular date.  After the payment of the final liquidating distributions, the Funds will dissolve.

•	What are the U.S. federal income tax consequences to Effective Date Members?

The receipt of liquidating distributions in cash is a taxable event to Effective Date Members and will result in a taxable gain or loss to Effective Date Members, depending on their respective tax basis in their Units.  Members are urged to consult their own tax advisers.  For a brief discussion of certain U.S. federal income tax considerations, see "U.S. Federal Income Tax Consequences of the Liquidation."

•	Will your vote make a difference?

Yes.  Your vote is important, no matter how many or how few Units you own.

•	Who is asking for your vote?

The enclosed proxy is being solicited by the Board for use at the Meeting or any adjournment or postponement thereof for the purposes stated in the Notice of Meeting.  The Notice of Meeting, the proxy card and this Proxy Statement are being mailed on or about July 1, 2009.

•	How does the Board recommend that Record Date Members vote on the Proposal?

The Board recommends that you vote "FOR" the Proposal.

•	Who is eligible to vote?

Record Date Members are entitled to be present and to vote at the Meeting or any adjournment or postponement thereof.  Units represented by duly executed proxies will be voted in accordance with your instructions.  If you sign the proxy, but do not fill in a vote, your Units will be voted in accordance with the

Board's recommendation.  If any other business is properly brought before the Meeting, your Units will be voted at the proxies' discretion unless you specify otherwise in your proxy.

Record Date Members who execute proxies may revoke them at any time before they are voted by filing with the Funds a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.  Merely attending the Meeting, however, will not revoke any previously submitted proxy.

•	How can I vote?

Record Date Members may vote in any one of three ways:  (i) by telephone, (ii) by mail, by returning the enclosed proxy card, or (iii) in person at the Meeting.  Information regarding how to vote by telephone is included on the enclosed proxy card.

•	Whom do I contact for more information?

You may call us at our toll-free number, (866) 644-7800.

THE PROPOSAL: LIQUIDATING AND DISSOLVING THE FUNDS PURSUANT TO THE LIQUIDATION PLAN

INTRODUCTION

You are being asked to vote on a proposal to liquidate and dissolve the Funds pursuant to the Liquidation Plan.  At a meeting held on May 22, 2009, the Board unanimously approved the liquidation and dissolution of each Fund pursuant to the Liquidation Plan and directed that the matter be submitted to the Record Date Members of each Fund for their approval.  Each Fund's LLC Agreement requires that the liquidation and dissolution of the Fund be approved by the Fund's (i) Board and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

 Upon the approval of the Liquidation Plan by Record Date Members, the Fund's investment adviser, Torrey Associates, LLC (the "Adviser") and officers of the Funds (together with the Adviser, "Management"), will direct the orderly liquidation of the Fund's assets, the discharging of or making reasonable provision for the payment of all liabilities of the Fund, and the distribution of the net proceeds to the Effective Date Members of the particular Fund in one or more liquidating distributions.  After the payment of the final liquidating distribution, the Funds will dissolve.

If the Record Date Members of each Fund do not approve the Liquidation Plan, the Board will consider what action to take.  The Board unanimously recommends that you vote "FOR" the Proposal to liquidate and dissolve the applicable Fund pursuant to the Liquidation Plan.

BACKGROUND

The Funds are closed-end, non-diversified, management investment companies registered under the Investment Company Act of 1940 (the "Investment Company Act").  Torrey International Strategy Partners, LLC was formed on March 25, 2002, and commenced operations on November 1, 2002.  Torrey U.S. Strategy Partners, LLC was formed on March 25, 2002, and commenced operations on September 1, 2002.

The Funds' investment objectives are to achieve long-term capital appreciation by investing primarily in non-U.S. securities and U.S. securities and financial markets, respectively.  The Funds are multi-manager funds that seek to achieve their investment objectives by deploying their assets primarily among a professionally selected group of investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled portfolio managers.

REASONS FOR THE LIQUIDATION AND DISSOLUTION

Each Fund has experienced a significant reduction in its net assets during 2008 and early 2009 due to the large declines in the equity markets and the December 31, 2008 tender offers to Members.  As of March 31, 2009, Torrey U.S. Strategy Partners, LLC had net assets of approximately $63,459,393, down 28.37% from January 1, 2008 as the result of market declines and down 50% including the payment of tender requests by Members.  As of March 31, 2009, Torrey International Strategy Partners, LLC had net assets of approximately $17,214,843, down 37.29% from January 1, 2008 as the result of market declines and down 43% including the payment of tender requests by Members.  These declines in the net assets of each Fund result in each Fund's fixed expenses being spread over a smaller asset base, which leads to a significantly higher expense ratio.  Due to this increase in the expense ratio, Management has indicated it would be difficult to continue to operate each Fund in a cost-effective manner.  Management has also regularly reported to the Board on the Funds' placement agents' declining willingness to continue to offer the Funds to their customers.  On several occasions, Management discussed with the Board its belief that this has been due to the fact that the registered fund-of-fund asset class has recently been too volatile and has become significantly out of favor.  Management has also informed the Board that placement agents have expressed concerns regarding the declining size of the Funds and personnel changes at the Adviser. Consequently, Management advised the Board that it would be unlikely that the Funds would be able to raise additional capital in the short-term.

Accordingly, Management recommended liquidation of each Fund, believing that liquidation would be in the best interests of each Fund and its Members.  The Board discussed and considered extensively the options available to the Funds and discussed the options with Management and with counsel to the Funds.  The Board has considered three alternatives for the future operation of each Fund: (i) continuing the operation of each Fund; (ii) merging each Fund with another fund; and (iii) liquidating each Fund and distributing the particular Fund's assets to its Members. After considering the feasibility of the continued operation of the Funds and alternatives to liquidation, the Board concluded that it would be in the best interest of the applicable Fund and its Members to liquidate and dissolve such Fund.

BOARD CONSIDERATIONS

Continuation of the Funds' Operations

Management discussed with the Board the feasibility of continuing each Fund as it is currently structured in order to allow for the opportunity for an increase in each Fund's net asset value.  Management expressed its view that it is difficult to determine when the financial markets will improve and it is likely that due to the increased expense ratio for each Fund and the fact that the recent tender offers to repurchase units from Members have been heavily subscribed and in some cases oversubscribed, the Funds' net assets were very likely to continue to decrease for a substantial period of time until there is some significant improvement in the financial markets as well as in the performance of the Funds.  Management indicated to the Board its belief that potential alterations to the Funds' investment strategies would not provide the Funds with increased opportunities to rebuild the Funds' net assets through positive investment returns.  Management noted that such an alteration in the Funds' investment strategies could potentially result in a significant departure from the objectives that the investors anticipated when they made their investment in the particular Fund.  Additionally, in accordance with the Investment Company Act of 1940, as amended, such a change in the Funds' investment strategies could require approval of each Fund's Members. Management expressed its view that such a solicitation would result in increased costs to each Fund without a corresponding likelihood that such a change in a Fund's investment strategy would increase the Fund's performance and net assets.  Based upon each Fund's current asset size and the current uncertainties in the financial markets, the Board concluded that it would be difficult to continue each Fund's operations.

Merger of the Funds

Management discussed with the Board the likelihood that the Funds would be able to merge with another closed-end fund, open-end fund or an exchange-traded fund.  Management explained to the Board that based upon each Fund's current net asset value, its recent investment performance and the costs associated with such a merger, it is unlikely that the Fund would be able to find another fund that would consider such a merger, particularly given the significant number of registered fund-of-funds that have dissolved.  Therefore, the Board concluded that the Funds would not be viable merger candidates and that this alternative would not be feasible in light of the circumstances of the Funds.

Liquidation and Dissolution of the Funds

The Board considered Management's recommendation that liquidation would be in the best interests of the Funds' Members.  As a result of a liquidation, the Funds' Members would receive one or more liquidating distributions from the applicable Fund, the aggregate amount of which would approximately equal the value of the particular Fund's assets at the time of such distributions, less the costs of the liquidation borne by such Fund and the applicable transaction costs incurred in selling such Fund's portfolio securities.  Management will sell each Fund's portfolio securities by effecting a complete redemption of the Fund's interests in its underlying funds.  The Board considered that the only liquidity available to Members have been the tender offers conducted by the Funds.  Since commencement of operations, the Funds have conducted two tender offers each fiscal year.  The levels of participation in the tender offers to Members have increased substantially since the beginning of 2008.  Notably, the tender offers for Torrey U.S. Strategy Partners, LLC were oversubscribed for the tender offer periods of December 31, 2008, and June 30, 2009, and the tender offers for Torrey International Strategy Partners, LLC was oversubscribed for the tender offer period of December 31, 2008.  When an oversubscription occurs, the Members who participate in the tender offer are paid only a percentage of the amount of their request.  Furthermore, Section 6.1 of the LLC Agreement of each Fund provides for the dissolution of the Fund in the event that a Member has submitted a request for the Fund to repurchase the Member's entire interest in the Fund, and the Fund has not repurchased the Member's entire interest within a two-year period of such request.  Based on the recent tender offer results, it is possible that if the Funds were to continue operations, the tender offers would continue to be oversubscribed and the Funds would not be able to satisfy these repurchase requirements over a two-year period.  Consequently, the Funds would be forced to dissolve.  Finally, the Board considered that the liquidation of the Funds would likely result in the Members receiving distributions within a shorter time frame than under the Funds' tender offer mechanism.

Conclusion

Based upon all of the information considered and in light of the foregoing factors and the conclusions reached (and not relying on any single factor or group of factors alone), the Board concluded that it would be in the best interests of the Funds and their Members to liquidate and dissolve the Funds. On May 22, 2009, the Board unanimously approved the liquidation and dissolution of the Funds pursuant to the Liquidation Plan and directed that the matter be submitted to the Members for their approval as required by the Funds' LLC Agreements.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

The following description of the Liquidation Plan and related transactions is a summary.  A copy of the Liquidation Plan is attached hereto as Appendix A.  Members are urged to read the Liquidation Plan in its entirety.

Effectiveness of the Liquidation Plan and Cessation of the Funds' Activities as Investment Companies

The Effective Date of the Liquidation Plan will be as soon as practicable following approval of the Liquidation Plan by at least two-thirds (2/3) of the total number of votes eligible to be cast by all Record Date Members of each Fund on such date as may be designated by the Board.  After the Effective Date, the Funds will cease doing business as investment companies and will not engage in any business activities except for the purpose of winding up their business and affairs, preserving the value of their assets, liquidating portfolio securities, discharging or making reasonable provision for the payment of all liabilities and distributing their remaining assets to the Effective Date Members of each Fund in accordance with the Liquidation Plan.

Liquidation of Assets and Payment of Liabilities

After the Effective Date, the Funds will commence selling all of their portfolio securities and other assets for cash at such prices and on such terms and conditions as Management determines to be reasonable and in the best interests of the Funds and their Members.  The Funds will apply the proceeds to the payment, satisfaction and discharge of all existing debts and obligations of the Funds, and distribute in one or more liquidating distributions the remaining proceeds among the Effective Date Members of each Fund.  The timetable for complete liquidation of each Fund will depend on the Fund's ability to withdraw completely from its underlying funds.  Although the Funds do not anticipate that material amounts will be withheld by underlying managers, there can be no assurance that the Funds will be able to effect the complete liquidation of their portfolios by any particular date.  Management anticipates that the aggregate of such proceeds, net of each Fund's liabilities, will approximate the Fund's then current net asset value, subject to market changes during the period in which the applicable Fund's assets are sold and less the costs of the liquidation borne by such Fund and transaction costs incurred in selling the Fund's assets.

The Funds may, if deemed appropriate by the Board or Management, withhold sufficient assets in reserve to deal with any disputed claims or other contingent liabilities which may then exist against the Funds.  Any amount that is withheld relating to any such claim will be deducted pro rata from the net assets distributable to the Effective Date Members of each Fund and held until the claim is settled or otherwise determined.  In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, the Board and the officers of each Fund could be held personally liable.  In addition, claims possibly could be pursued against the Effective Date Members of each Fund to the extent of liquidating distributions received by them.

Liquidating Distributions

Upon liquidation, and after the payment, satisfaction and discharge of all existing debts and liabilities of the each Fund, the Members of the respective Fund will receive the positive net balance of their respective capital accounts.  Management expects that the Fund will make a liquidating distribution which will consist of cash representing all or a substantial portion of the net assets of each Fund, less any estimated amount necessary to discharge any unpaid liabilities and obligations of the applicable Fund on the Fund's books as of the date of such distribution and liabilities reasonably deemed by the officers or the Board to exist against the assets of each Fund as of the date of such distribution.  If additional subsequent liquidating distributions are required, such distributions are expected to consist of cash from any assets remaining after accrual of expenses, the proceeds of any sale of assets of the Funds not sold prior to the earlier distributions and any other miscellaneous income of the Funds.  The Board will set the record date and the payment date for each distribution.

Effective Date Members will receive their liquidating distributions without further action on their part.  Upon the mailing of the final liquidating distribution, all outstanding Units of the Fund will be deemed cancelled.  All Effective Date Members will receive information concerning the sources of the liquidating distributions.

Expenses

The expenses incurred in carrying out the terms of the Liquidation Plan will be borne by each Fund.  Expenses expected by Management to be incurred in connection with the Liquidation Plan include, but are not limited to, expenses incurred in connection with the preparation of the Liquidation Plan and this Proxy Statement, a quarterly fee at the annual rate of 1.0% (.25% per quarter) of each Fund's net assets payable to Torrey Associates, LLC (the "Liquidator") for its services in connection with the Liquidation, costs of printing and distributing this Proxy Statement and soliciting the votes of Record Date Members of each Fund, federal and state filing fees, and legal and audit fees.  Liquidation expenses are currently estimated to be approximately $460,000 for Torrey U.S. Strategy Partners, LLC and approximately $203,000 for Torrey International Strategy Partners, LLC.  The Board has reviewed and approved the foregoing arrangement with respect to expenses relating to the Liquidation Plan.

Dissolution of the Funds

As soon as practicable after the payment of the final liquidating distribution, Management will close the books of each Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments.  Pursuant to the Liquidation Plan, each Fund will apply for de-registration as an investment company under the 1940 Act and pursuant to the Delaware Limited Liability Company Act, file a Certificate of Cancellation with the office of the Secretary of State of Delaware.

Amendment or Abandonment of the Plan

The Liquidation Plan provides that the Funds may modify or amend the Liquidation Plan at any time without Member approval if they determine that such action would be advisable and in the best interests of each Fund and its Members.  If any amendment or modification would, in the judgment of the Management, materially and adversely affect the interests of the Members or delay the payment of liquidating distributions, such amendment or modification will be submitted to the Members for approval.  In addition, the Funds may abandon the Liquidation Plan at any time prior to the payment of the final liquidating distribution, if Management determines that abandonment would be advisable and in the best interests of each Fund and its Members.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION

The following discussion is a general summary of the Federal income tax consequences of the liquidation of a Fund.  Members should consult their own tax advisors for a complete description of the tax consequences to them of the liquidation of a Fund.

A Member receiving a cash distribution in complete liquidation of the Member's Units of a Fund generally will recognize capital gain or loss to the extent of the difference between the cash received by such Member and such Member's adjusted tax basis in such Units.  Such capital gain or loss will be short term, long term, or some combination of both, depending upon the timing of the Member's contributions to the Fund.  However, a Member will recognize ordinary income to the extent the Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in such unrealized receivables.  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable.  If the Fund makes a series of liquidating distributions to a Member, the Member will not recognize loss, if any, for tax purposes until the Member receives the final distribution.

Assuming that the Fund qualifies as an "investment partnership" within the meaning of section 731(c)(3)(C)(i) of the Internal Revenue Code of 1986, as amended, distributions of securities in complete liquidation of a Member's Units generally will not result in the recognition of taxable gain or loss to the Member, except to the extent such distribution is treated as made in exchange for such Member's share of the Fund's unrealized receivables.  If the Fund distributes securities to a Member in connection with a complete liquidation of the Member's Units, then the Member's tax basis in the distributed securities would be equal to the Member's adjusted tax basis in such Units, reduced by the amount of any cash distribution.  The Member's holding period for the distributed securities would include the Fund's holding period for such securities.

MEMBER APPROVAL

Article VI of each Fund's LLC Agreement requires that to become effective, the Liquidation Plan must be approved by each Fund's (i) Board and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members of the applicable Fund.

APPRAISAL RIGHTS

Members are not entitled to appraisal rights under the Delaware Limited Liability Company Act in connection with the Liquidation Plan.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote "FOR" the Proposal to liquidate and dissolve each Fund pursuant to the Liquidation Plan.

ADDITIONAL INFORMATION

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Record Date Members may vote in any one of three ways: (i) by telephone, (ii) by mail, by returning the enclosed ballot, or (iii) in person at the Meeting.  Information regarding how to vote via telephone is included on the enclosed proxy card.  The required control number for telephone voting is printed on the enclosed proxy card.  The Funds employ procedures for telephone voting, such as requiring the control number from the proxy card in order to vote by this method, which they consider to be reasonable to confirm that the instructions received are genuine.  The control number is used to match proxies with Members' respective accounts and to ensure that, if multiple proxies are executed, Units are voted in accordance with the proxy bearing the latest date.  If reasonable procedures are employed, the Funds will not be liable for following telephone instructions which they believe to be genuine.  Record Date Members may revoke their proxies at any time prior to the time they are voted by giving written notice to the Funds, by delivering a subsequently dated proxy prior to the date of the Meeting or by attending the Meeting and voting in person at the Meeting.  Merely attending the Meeting, however, will not revoke any previously submitted proxy.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.  If no specification is made on a proxy card, it will be voted FOR the Proposal specified on the proxy card.

The Meeting is scheduled as a joint meeting of the Members of the Funds because the Members of all the Funds are to consider and vote on the liquidation plan.  Members of each Fund will vote separately on the liquidation plan and on any other matter that may properly come before the Meeting.  An unfavorable vote by the Members of one Fund will not affect the vote on the liquidation plan for the other Fund or any other matter by the Members of the other Fund.

The Board has fixed the close of business on June 15, 2009 as the Record Date for the determination of Members of the Funds entitled to notice of, and to vote at, the Meeting.  The Record Date Members of each Fund are entitled to the number of votes equivalent to their Investment Percentage of the applicable Fund as of the Record Date.  A Member's "Investment Percentage" is determined by dividing the balance of the Member's capital account as of the commencement of the fiscal period by the sum of the capital accounts of all Members of the particular Fund as of the commencement of the fiscal period. Each Fund's LLC Agreement requires the presence of a quorum for each matter to be acted upon at the Meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members of the particular Fund as of the Record date shall constitute a quorum.  Votes withheld and abstentions will be counted as present for quorum purposes. "Broker non-votes" (i.e., Units held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will not be counted as Units present for quorum purposes with respect to such matters.  Assuming the presence of a quorum, votes withheld and abstentions will have the same effect as a vote against the Proposal. Broker non-votes do not constitute votes for or against the Proposal and are disregarded in determining the votes cast when the voting requirement is based on achieving a percentage of the voting securities present in person or by proxy and entitled to vote at the Meeting. Broker non-votes do not constitute votes for and will have the same effect as votes against when the voting requirement is based on achieving a percentage of the outstanding voting securities.

DELIVERY OF DOCUMENTS TO MEMBERS SHARING AN ADDRESS

Only one proxy statement is being delivered to multiple Members sharing an address unless the Funds have received contrary instructions.  Upon written or oral request, a separate copy of the proxy statement will be delivered to Members at a shared address, to which a single copy of the documents was delivered.  If you wish to receive a separate proxy statement, or wish to request a single copy of proxy statements in the future (if you currently receive multiple copies), write to the applicable Fund at:  Torrey U.S. Strategy Partners, LLC c/o Torrey Associates, LLC, 505 Park Avenue, 5th Floor, New York, New York, 10022 or Torrey International Strategy Partners, LLC c/o Torrey Associates, LLC, 505 Park Avenue, 5th Floor, New York, New York, 10022.

ADVISER

Torrey Associates, LLC, a limited liability company organized under Delaware law, acts as the investment adviser to each Fund.  As of March 31, 2008, Torrey Associates had $450,053,352 in assets under management.  The Adviser is located at 505 Park Avenue, 5th Floor, New York, New York 10022.  The Adviser is responsible for making investment decisions with respect to the investment of the Funds' assets.

ADMINISTRATOR

ALPS Price Meadows Incorporated, located at 11747 Northeast First Street, Suite 202, Bellevue, Washington 98005, serves as each Fund's administrator.

UNITS OUTSTANDING

Torrey U.S. Strategy Partners, LLC

As of the Record Date, the Fund had 181,785.3655 Units outstanding.

Torrey International Strategy Partners, LLC

As of the Record Date, the Fund had 507,007.2947 Units outstanding.

FINANCIAL STATEMENTS AND OTHER INFORMATION

Each Fund will furnish, without charge, a copy of the Fund's most recent Annual Report and Semi-Annual Report to any Member of the particular Fund upon request.  Requests should be directed to James O'Connor at (866) 644-7800.

EXPENSES OF PROXY SOLICITATION

Solicitation of proxies is being made primarily by the mailing of this Proxy Statement and accompanying Notice of Meeting.  In addition, certain officers of the Funds and certain officers and employees of the Adviser or their respective affiliates may solicit proxies in person or by telephone, mail and e-mail.  Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

OTHER MATTERS

Management knows of no other matters that are to be brought before the Meeting.  However, if any other matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,

/s/ James A. Torrey
JAMES A. TORREY
Chief Executive Officer
July 1, 2009

Appendix A

PLAN OF LIQUIDATION AND DISSOLUTION OF TORREY INTERNATIONAL STRATEGY PARTNERS, LLC TORREY U.S. STRATEGY PARTNERS, LLC

This PLAN OF LIQUIDATION AND DISSOLUTION (the "Plan") of TORREY INTERNATIONAL STRATEGY PARTNERS, LLC and TORREY U.S. STRATEGY PARTNERS, LLC (each, a "Fund") and collectively, the "Funds"), Delaware limited liability companies, and the actions contemplated by it have been approved by the Board of Managers of each Fund (the "Board" or the "Managers") as being advisable and in the best interests of each Fund and the holders of units of the applicable Fund ("Members").

WHEREAS, for good and sufficient business reasons, the Board desires to liquidate each Fund and distribute each particular Fund's assets to its Members; and

WHEREAS, the Board has considered and approved this plan for the purpose of liquidating and dissolving each Fund; and

WHEREAS, the Plan is intended to accomplish the complete liquidation and dissolution of the Funds in accordance with the laws of the Delaware Limited Liability Company Act and the respective Limited Liability Company Agreements of the Funds, dated March 28, 2002 and as amended through the date hereof (the "LLC Agreements"); and

WHEREAS, Section 6.1 of each LLC Agreement, grants the Board the authority to liquidate and dissolve the Fund, subject to the affirmative vote by both (i) the Board of Managers; and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members of the particular Fund; and

WHEREAS, the resolutions approving the liquidation and dissolution of each Fund pursuant to this Plan has been approved by a majority of the Managers of each Fund; and

WHEREAS, the Board has directed submitting the proposal to liquidate and dissolve such Fund to the Members of the applicable Fund at a meeting of such Members and has authorized distribution of a proxy statement in connection with the solicitation of proxies for such purpose; and

NOW, THEREFORE, the Board hereby adopts this Plan for the purpose of liquidating and dissolving each Fund in accordance with the following:

1.  Adoption of the Plan.  This Plan shall be submitted to the Members of each Fund and is subject to the affirmative vote of two-thirds (2/3) of the total number of votes eligible to be cast by all Members of such Fund. Such approval of the Plan shall constitute approval by the Members of the particular Fund of the sale of substantially all of the assets of such Fund and approval of other actions as contemplated by the Plan.

2.  Effective Date.  The effective date of the Plan shall be as soon as practicable following approval of the Liquidation Plan by the Members on such date as may be designated by the Board (the "Effective Date").  Members of record of each Fund as of the close of business on the Effective Date are sometimes referred to herein as "Effective Date Members."  The period commencing on the Effective Date and continuing until the completion of the liquidation is referred to herein as the "Liquidation Period."

3.  Cessation of Business.  As of the close of business on the Effective Date, each Fund shall cease its business as an investment company and shall not thereafter engage in any business activities except for the purpose of winding up its business and affairs; preserving the value of its assets; paying, discharging or making reasonable provision for the payment of all of the particular Fund's liabilities as provided herein; and distributing the remaining assets to the Effective Date Members of the applicable Fund.

4.  Disposition of Assets.  Prior to and after the Effective Date, each Fund's investment adviser shall use all commercially reasonable efforts to sell all of the particular Fund's portfolio assets for cash and shall hold or reinvest the proceeds thereof in cash and such short-term securities as the Fund may lawfully hold or invest in. To the extent the Fund cannot dispose of any such asset or assets prior to expiration of the Liquidation Period, the Fund shall distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued in accordance with Section 7.3 of the particular Fund's LLC Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid to the Members of such Fund and (ii) any profit or loss attributable to property distributed in-kind shall be included in the net profit or net loss for the fiscal period ending on the date of such distribution.

5.  Disposition of Claims. Prior to and after the Effective Date, each Fund's investment adviser shall use all commercially reasonable efforts to assert, prosecute, reduce to judgment, settle and collect all claims of each Fund (the "Claims").  To the extent such Fund cannot resolve any Claim prior to expiration of the Liquidation Period, then not later than the last day of such period such Fund shall contribute all such unresolved Claims to the applicable Liquidating Trust along with such amounts of cash and other assets as each Fund shall determine might reasonably be required to resolve such unresolved Claims.

6.  Transactions.  Within the Liquidation Period, each Fund shall have the authority to engage in such other transactions as may be appropriate to complete its liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of their other assets for cash and/or shares, bonds, or other securities or property upon such terms and conditions as the Fund shall determine, with no further approvals by the Members except as required by law.

7.  Provision for Liabilities. Within the Liquidation Period, each Fund shall pay or discharge or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by each Fund or a court of competent jurisdiction (the "Liabilities").  The foregoing may be accomplished by use of one or more trusts (including a liquidating trust), escrows, reserve funds, plans or other arrangements as determined by each Fund or required by law (collectively, the "Reserve").

8.  Distributions to Effective Date Members.  Promptly after the Effective Date, each Fund, when and as declared by each Fund's Board, shall distribute to Effective Date Members of the applicable Fund cash or other assets (other than cash or other assets held in the Reserve) and all other properties held by them, the positive balances of their respective capital accounts for the fiscal period ending on the Effective Date.  Cash and other assets held in the Reserve (including any income earned thereon) in excess of the amounts required for the payment or discharge of each Fund's liabilities and obligations shall be distributed to Effective Date Members at the time and under the conditions set forth in the instruments establishing the Reserve.  Upon mailing of the final liquidating distribution, all outstanding units of each Fund will be deemed cancelled.

9.  Filings.  Each Fund shall file a notice of liquidation and dissolution and any other documents as are necessary to effect the liquidation and dissolution of the Fund in accordance with the requirements of each Fund's LLC Agreement, the Delaware Limited Liability Company Act, the Internal Revenue Code of 1986, as amended (the "Code"), any applicable securities laws and any rules and regulations of the Securities and Exchange Commission (the "SEC"), any state securities commissions or otherwise, including, without limitation, withdrawing any qualification to conduct business in any state in which the Funds are so qualified and the preparation and filing of any tax returns.  As soon as practicable after the liquidation, the investment adviser of each Fund shall lodge among the records of the applicable Fund this Plan evidencing the fact of such liquidation and the termination of such Fund.

10.  De-registration as an Investment Company.  As soon as reasonably practicable after the liquidation, each Fund shall file with the SEC an application for de-registration as an investment company under the Investment Company Act of 1940, as amended, and shall be authorized to file any amendments thereto as deemed necessary to effect such de-registration.

11.  Dissolution.  As soon as reasonably practicable after the SEC has issued an order granting de-registration of each Fund, each Fund's investment adviser shall take such action as it deems necessary to effect the dissolution and termination of such Fund under Delaware law, including the filing of a Certificate of Cancellation with the office of the Secretary of State of the State of Delaware.

12.  Expenses.  Each Fund shall bear all expenses incurred by it in carrying out the Plan, whether or not the liquidation and dissolution contemplated by the Plan is effected.

13.  Amendment or Abandonment of the Plan.  The Funds may modify or amend this Plan at any time without approval by the Members if they determine that such action would be advisable and in the best interests of the Funds and their Members.  If any amendment or modification appears necessary and in the judgment of the Funds will materially and adversely affect the interests of the Members or delay the time at which distributions of the Funds' net assets will be made, such an amendment or modification will be submitted to the Members for approval.  In addition, the Funds may abandon this Plan at any time prior to payment of the final liquidating distribution if they determine that abandonment would be advisable and in the best interests of the Funds and their Members.

14.  Governing Law.  This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

[BACK COVER PAGE]

FORM OF PROXY CARD

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call James O'Connor or Eileen Spencer at (866) 644-7800
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

		For	Against	Abstain
1.	To approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.	[ ]	[ ]	[ ]

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign here exactly as your name appears in the records of the Fund and date.  If the Units are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in any other representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

FORM OF PROXY CARD

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call James O'Connor or Eileen Spencer at (866) 644-7800
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TORREY U.S. STRATEGY PARTNERS, LLC

		For	Against	Abstain
1.	To approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.	[ ]	[ ]	[ ]

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign here exactly as your name appears in the records of the Fund and date.  If the Units are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in any other representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting To Be Held on July 31, 2009:

The Proxy Statement is available at www.thetorreyfunds.com.

Solicited on behalf of the Board of Managers

TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

TORREY U.S. STRATEGY PARTNERS, LLC

Meeting of Members

July 31, 2009

The joint meeting of the Members of Torrey International Strategy Partners, LLC and Torrey U.S. Strategy Partners, LLC (each, a "Fund" and collectively, the "Funds") will be held at 505 Park Avenue, 5th Floor, New York, New York, on Friday, July 31, 2009 at 11:00 a.m. Eastern Standard Time (the "Meeting").  The undersigned hereby appoints each of James O'Connor and Eileen Spencer, or their respective designees, with full power of substitution and revocation, as proxies to represent and to vote the units of the undersigned at the Meeting and all adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters specified on the reverse side.

UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS INDICATED AS TO THE PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL.  THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

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